 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2012

Bluerock Enhanced Multifamily Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-153135	26-3136483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Heron Tower, 70 East 55th Street, 9th Floor New York, NY 10022
(Address of principal executive offices)

(212) 843-1601
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information in this report required by Item 1.01 is included in Item 2.03 below and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Pursuant to the terms of that certain Secured Promissory Note Modification Agreement dated January 20, 2012 (the “Modification Agreement”), BEMT Meadowmont, LLC, a wholly-owned subsidiary of Bluerock Enhanced Multifamily Holdings, L.P., of which Bluerock Enhanced Multifamily Trust, Inc. (the “Company”) is the general partner, extended the maturity date of its $500,000 line of credit (the “Affiliate Loan”) from Bluerock Special Opportunity + Income Fund II, LLC, an affiliate of the Company’s sponsor. Under the terms of the Affiliate Loan, BEMT Meadowmont, LLC may borrow, from time to time, up to $500,000, for general working capital. The maturity date of the Affiliate Loan was previously extended to January 20, 2012. The Modification Agreement extends the maturity date of the Affiliate Loan to July 20, 2012. All other terms of the Affiliate Loan remain unchanged and as previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 26, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK ENHANCED MULTIFAMILY TRUST, INC.

Dated: January 20, 2012	By:	/s/ R. Ramin Kamfar
R. Ramin Kamfar
Chief Executive Officer and Chairman of the Board
(Principal Executive Officer)